Exhibit 99.1

PLBY Group Reports Third Quarter 2024 Financial Results

Signs Deal with Lenders to Reduce Senior Debt by $66 Million;
Makes Key Progress Toward Asset-Light Model

LOS ANGELES – November 12, 2024 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced financial and operational results for the quarter ended September 30, 2024. Comparability is to the same period in the prior year and all periods presented reflect the Company’s Honey Birdette business as a discontinued operation, as appropriate and unless otherwise noted.

Comments from Ben Kohn, Chief Executive Officer of PLBY Group

“This year we have taken substantial and necessary actions to strengthen our balance sheet and restore Playboy to its iconic roots, establishing a more sustainable path forward. This week, we signed a deal with our existing lenders to restructure our debt, reducing our senior debt from approximately $218 million to approximately $152 million. Related to that, we will issue our lenders $28 million of a new convertible preferred stock. We will be able to redeem the new convertible preferred stock, at our sole option, for either cash (at any time) or common stock at a minimum price of $1.50 per share and a ceiling of $4.50 per share, subject to the terms of the preferred. The restructured debt, coupled with the approximately $30 million in total cash we now have, provides us a stronger financial foundation moving forward.”

“Operationally, we continue to advance our asset-light model. Having closed the Byborg Enterprises investment last week, we are working hard to finalize the strategic licensing agreement with Byborg, with the anticipation of closing by year-end. Successfully completing this transaction will allow us to make other operational changes, which will streamline our business and accelerate our path to meaningful profitability. In addition, we have successfully signed multiple new licensing agreements, and combined with the anticipated $300 million in guaranteed minimums from Byborg over the initial 15 years of the pending agreement, we are establishing a growing baseline of recurring revenue.”

“Simultaneously, we have relaunched Playboy.com, targeting key content verticals, including men’s lifestyle, automotive, sports and travel, that we believe can significantly expand our audience and grow engagement. Playboy remains the quintessential aspirational lifestyle brand, recognized around the world. We are accelerating plans to expand engagement, create exciting events and experiences, and grow our social media presence, all supported by the recently redesigned Playboy.com.”

“As we near the return of the iconic Playboy magazine in early 2025, we do so from a position of growing strength. We are reviving Playboy’s place as a launching pad for talented and beautiful women through a global search for our newest Playmate, kicking off with an eight-city casting tour, culminating in the reveal of the 2024 Playmate of the Year in the new magazine.”

Recent Highlights

•This week , PLBY Group signed a deal to restructure its senior debt facility, reducing its outstanding term loans to a principal amount of approximately $152 million. In connection with its debt restructuring, the Company will issue $28 million of a new convertible preferred stock which matures at the end of 2027. The preferred stock includes a 12% annual dividend rate, starting in six months, which will be payable in cash or in-kind, solely at PLBY Group’s discretion. PLBY Group has the right to redeem for cash (at any time) or convert the convertible preferred stock at any time, provided that the five-day volume-weighted average price of PLBY Group’s common stock is $1.50 or above, with a conversion price floor of $1.50 and a cap of $4.50.

•Last week, PLBY Group secured a strategic investment from Byborg Enterprises (“Byborg”), a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology, in which Byborg purchased 14.9 million newly issued, unregistered shares of common stock of PLBY Group for a price of $1.50 per share, for a total purchase price of $22.35 million. The purchased shares are subject to a lock-up period of one year. In connection with the equity purchase, Byborg entered into a standstill agreement capping its total holdings in PLBY Group at 29.99%, and Byborg will receive a seat on the Board of Directors of PLBY, which will also add a new independent director, beginning in 2025.

•Concurrently, Byborg and PLBY Group signed a non-binding letter of intent (“LOI”) providing that the parties will work together to negotiate and execute a definitive agreement pursuant to which Byborg would license certain Playboy digital intellectual property and operate certain Playboy digital businesses. Core to the contemplated strategic partnership is pursuing additional new revenue streams, including artificial intelligence services, webcam products and other initiatives which will leverage existing Byborg intellectual property. The LOI includes $20 million in annual minimum guaranteed payments to PLBY Group over the initial 15-year term, for a total of $300 million, as well as a profit share based on performance. PLBY Group and Byborg expect to enter into the definitive agreement prior to year-end.

Third Quarter 2024 Results

Unless otherwise noted, all results are presented on a continuing operations basis and exclude the results of the Honey Birdette business that was classified as discontinued operations as of the third quarter of 2024. Management continues to explore strategic options to divest the Honey Birdette business.

Total revenue was $12.9 million compared to $16.3 million in the prior year, reflecting a year-over-year decrease of $3.4 million, or 21%. Substantially all of the decrease was due to a decline in licensing revenue attributable primarily to the termination of two China licensees in late 2023. This was partially offset by growth in the Company’s digital subscriptions and content segment.

Licensing revenue was $7.4 million compared to $10.9 million in the prior year, reflecting a year-over-year decrease of $3.5 million, or 32%. The decrease was attributable to China and the termination of two of the Company’s three largest licensing agreements in late 2023.

Digital Subscriptions and Content revenue was $5.5 million, up 5% from $5.2 million in the prior year period. An increase in creator platform revenue offset a modest decline in legacy media.

Net loss from continuing operations was $33.8 million compared to a net loss of $7.1 million in the third quarter of 2023, due primarily to impairment charges on intangible assets and the decline in the licensing business.

Total net loss was $33.8 million compared to a net loss of $7.2 million in the third quarter of 2023, due primarily to impairment charges on intangible assets and the decline in the licensing business.

Adjusted EBITDA loss was $1.8 million compared to positive Adjusted EBITDA of $1.8 million in the third quarter of 2023. This reflects a reduction in licensing revenue due to the termination of two China licensing agreements in the fourth quarter of 2023 and the reversal of accrued commission expense in the prior year period, partially offset by reductions in corporate expenses, reflecting ongoing cost rationalization.

Webcast Details

PLBY Group will host a webcast at 5 p.m. ET today to discuss the third quarter 2024 results. Participants may access the live webcast on the events section of the Company’s website at https://www.plbygroup.com/investors.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure — builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2024	2023
Net revenues	$12,864	$16,276
Costs and expenses:
Cost of sales	(3,820)	(1,282)
Selling and administrative expenses	(15,479)	(15,471)
Impairments	(21,707)	(392)
Other operating expense, net	—	(718)
Total operating expense	(41,006)	(17,863)
Operating loss	(28,142)	(1,587)
Nonoperating (expense) income:
Interest expense	(6,686)	(6,620)
Other income, net	1,616	228
Total nonoperating expense	(5,070)	(6,392)
Loss from continuing operations before income taxes	(33,212)	(7,979)
(Expense) benefit from income taxes	(586)	929
Net loss from continuing operations	(33,798)	(7,050)
Income (loss) from discontinued operations, net of tax	43	(115)
Net loss	(33,755)	(7,165)
Net loss attributable to PLBY Group, Inc.	$(33,755)	$(7,165)
Net loss per share from continuing operations, basic and diluted	$(0.45)	$(0.10)
Net income (loss) per share from discontinued operations, basic and diluted	—	—
Net loss per share, basic and diluted	$(0.45)	$(0.10)
Weighted-average shares outstanding, basic and diluted	74,589,372	73,891,105

Non-GAAP Reconciliation
This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA” and “Adjusted EBITDA”, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by Company management. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, GAAP. The Company believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, the Company’s presentation of these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities and non-recurring non-cash impairments, asset write-downs and inventory reserve charges, the Company typically adjusts for non-operating expenses and income, such as non-recurring special projects, including the implementation of internal controls, non-recurring gain or loss on the sale of assets, expenses associated with financing activities, and reorganization and severance expenses that result from the elimination or rightsizing of specific business activities or operations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on the Company’s GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate the Company’s business.

The following table reconciles the Company’s net loss from continued operations to EBITDA and Adjusted EBITDA (in thousands):

GAAP Net Loss to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended September 30,
	2024	2023
Net loss	$(33,755)	$(7,165)
Adjusted for:
(Income) loss from discontinued operations, net of tax	(43)	115
Net loss from continuing operations	(33,798)	(7,050)
Adjusted for:
Interest expense	6,686	6,620
Expense (benefit) from income taxes	586	(929)
Depreciation and amortization	1,042	946
EBITDA	(25,484)	(413)
Adjusted for:
Stock-based compensation	1,502	540
Impairments	21,707	392
Adjustments	511	1,312
Adjusted EBITDA	$(1,764)	$1,831